Exhibit 23(h)6

                  Third Amendment to Financial Agent Agreement
                               effective 10/29/01

                               THIRD AMENDMENT TO
                            FINANCIAL AGENT AGREEMENT

         THIS AMENDMENT made effective as of the 29th day of October, 2001 amends that certain Financial Agent Agreement dated December 11, 1996, as amended (collectively, the "Agreement"), by and between Phoenix Equity Planning Corporation (the "Financial Agent") and The Phoenix Edge Series Fund (the "Trust") as hereinbelow provided.

                                   WITNESSETH:

         WHEREAS, the parties hereto wish to amend the Agreement to reflect the existence of those series of the Trust as more particularly described in Exhibit 1 attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the foregoing premise, and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

1. All references to the Trust shall mean and refer to The Phoenix Edge Series Fund and each of the series thereof as more particularly described in
     Exhibit 1, as the same may be amended from time to time.

2. Except as hereinabove and hereinbefore amended, this Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day and year first above written.

                            The Phoenix Edge Series Fund


                            By: /s/ Simon Y. Tan
                                ----------------------------------------
                            Name: Simon Y. Tan
                            Title: President


                            Phoenix Equity Planning Corporation


                            By: /s/ William R. Moyer
                                ----------------------------------------
                            Name: William R. Moyer
                            Title: CFO



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                                                                       Exhibit 1

                                    SERIES OF
                          THE PHOENIX EDGE SERIES FUND

     Phoenix-Aberdeen International Series
     Phoenix-Engemann Capital Growth Series
     Phoenix-Engemann Nifty Fifty Series
     Phoenix-Engemann Small & Mid-Cap Growth Series
     Phoenix-Goodwin Money Market Series
     Phoenix-Goodwin Multi-Sector Fixed Income Series
     Phoenix-Hollister Value Equity Series
     Phoenix-Oakhurst Balanced Series
     Phoenix-Oakhurst Growth and Income Series
     Phoenix-Oakhurst Strategic Allocation Series
     Phoenix-Seneca Mid-Cap Growth Series
     Phoenix-Seneca Strategic Theme Series

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     Phoenix-Duff & Phelps Real Estate Securities Series

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     Phoenix-Aberdeen New Asia Series

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     Phoenix-AIM Mid-Cap Equity Series
     Phoenix-Alliance/Bernstein Growth + Value Series
     Phoenix-Deutsche Dow 30 Series
     Phoenix-Deutsche Nasdaq 100 Index (R) Series
     Phoenix-Federated U.S. Government Bond Series
     Phoenix-J.P. Morgan Research Enhanced Index Series
     Phoenix-Janus Core Equity Series
     Phoenix-Janus Flexible Income Series
     Phoenix-Janus Growth Series
     Phoenix-MFS Investors Growth Stock Series
     Phoenix-MFS Investors Trust Series
     Phoenix-MFS Value Series
     Phoenix Morgan Stanley Focus Equity Series
     Phoenix-Sanford Bernstein Global Value Series
     Phoenix-Sandford Bernstein Mid-Cap Value Series
     Phoenix-Sanford Bernstein Small Cap Value Series